                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 2001, except for the first three paragraphs of
Note 1 as to which the date is December 18, 2001, in Amendment No. 1 to the
Registration Statement (Form S-1 No. 333-73996) and related Prospectus of Morgan
Group Holding Co. for the registration of 2,820,051 shares of its common stock.

                                                       /s/ Ernst & Young LLP
Stamford, Connecticut
December 31, 2001